REFERENCE AGENCY AGREEMENT

      REFERENCE AGENCY AGREEMENT, dated as of March 25, 2002, between Continental Airlines, Inc., a Delaware corporation (the "COMPANY"), Wilmington Trust Company, a Delaware banking corporation ("WTC"), as Subordination Agent under the Intercreditor Agreement referred to below, WTC, as Loan Trustee (as defined in the Note Purchase Agreement referred to below), Wells Fargo Bank Northwest, National Association, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below, and WTC, as reference agent hereunder (the "REFERENCE AGENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, certain terms used herein have the defined meanings as provided in Section 1 below;

      WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into the Note Purchase Agreement, dated as of the date hereof (the "NOTE PURCHASE AGREEMENT"), with WTC, as Pass Through Trustee under each Pass Through Trust Agreements referred to therein, WTC, as Subordination Agent under the Intercreditor Agreement referred to therein, Wells Fargo Bank Northwest, National Association, a national banking association, as Escrow Agent under the Escrow and Paying Agent Agreements referred to therein, and WTC, as Paying Agent under the Escrow and Paying Agent Agreements referred to therein;

      WHEREAS, the Note Purchase Agreement contemplates the financing of the New Aircraft through the issuance by the Company of Series G-1 Equipment Notes to the Class G-1 Pass Through Trustee, Series H Equipment Notes to the Class H Pass Through Trustee and certain other Equipment Notes as defined therein;

      WHEREAS, concurrently with the execution and delivery of this Agreement, the Escrow Agent and the Depositary are entering into a Deposit Agreement with respect to the Class G-1 Pass Through Trust, whereby the Escrow Agent agrees to direct the Underwriters to make certain deposits referred to therein on the Issuance Date and the Depositary agrees to pay interest on the Deposits to the Paying Agent on behalf of the Escrow Agent for distribution to holders of the escrow receipts to be affixed to each Class G-1 Certificate at a rate per annum based on LIBOR, as determined pursuant to this Agreement;

      WHEREAS, the Company, the Underwriters and Credit Suisse First Boston, New York Branch, as Depositary, have entered into the Underwriting Agreement, which provides for the issuance of the Class G-1 Certificates;

      WHEREAS, the Company and the Initial Purchasers have entered into the Certificate Purchase Agreement, which provides for the issuance of the Class H Certificates; and

      WHEREAS, the Indentures to be entered into pursuant to the Note Purchase Agreement with respect to the financing of each New Aircraft provides that the Series G-1 Equipment Notes and the Series H Equipment Notes to be issued

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thereunder bear interest at a rate per annum based on LIBOR, as determined pursuant to this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

      SECTION 1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in the Note Purchase Agreement. The conventions of construction and usage set forth in the Indenture are incorporated by reference herein. In addition, the following terms shall have the meanings specified below:

      "INTEREST PERIOD" means (i) in the case of the first Interest Period, the period commencing on (and including) the Issuance Date and ending on (but excluding) the first Payment Date following the Issuance Date and (ii) in the case of each subsequent Interest Period, the period commencing on (and including) the last day of the immediately preceding Interest Period, and ending on (but excluding) the next Payment Date.

      "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second London Banking Day prior to the first day of such Interest Period.

      "LIBOR" means the rate determined pursuant to Section 6(b).

      "LONDON BANKING DAY" means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

      "PAYMENT DATE" means each February 15, May 15, August 15 and November 15, commencing on May 15, 2002, PROVIDED that if any such day is not a Business Day, then the immediately succeeding Business Day.

      "REFERENCE BANKS" means Barclays Bank, JPMorgan Chase Bank and Deutsche Bank (or, if any such bank is not at the relevant date a major bank in the London interbank market, another major bank in the London interbank market in lieu thereof selected by the Reference Agent in good faith and in a commercially reasonable manner).

      "REPRESENTATIVE AMOUNT" means an amount that is representative for a single transaction in the London interbank market at the relevant time.

      "TELERATE" means page 3750 on the Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated by the British Banker's Association for the purpose of displaying rates or prices comparable to that).

      SECTION 2. APPOINTMENT OF REFERENCE AGENT. The Company hereby appoints WTC as the Reference Agent, and WTC hereby accepts such appointment and agrees to perform the duties and obligations of Reference Agent set forth in Section 6.


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      SECTION 3. STATUS OF REFERENCE AGENT. Any acts taken by the Reference
Agent under this Agreement, including the calculation of any LIBOR, shall be deemed to have been taken by the Reference Agent solely in its capacity as an agent acting on behalf of the Company and shall not create or imply any obligation to, or any agency, fiduciary or trust relationship with, any of the owners or holders of the Equipment Notes, Class G-1 Certificates (or Escrow Receipt affixed thereto) or Class H Certificates.

      SECTION 4. REFERENCE AGENT FEES AND EXPENSES. In consideration of the Reference Agent's performance of the services provided for under this Agreement, the Company shall pay to the Reference Agent an annual fee set forth under a separate agreement between the Company and WTC. In addition, the Company shall reimburse the Reference Agent for all reasonable out-of-pocket expenses, disbursements and advances (including reasonable legal fees and expenses) incurred or made by the Reference Agent from time to time in connection with the services rendered by it under this Agreement, except any expenses, disbursements, or advances attributable to its negligence or wilful misconduct.

      SECTION 5. RIGHTS AND LIABILITIES OF REFERENCE AGENT. In the absence of negligence or wilful misconduct on the part of the Reference Agent, its directors, officers, employees and agents, such persons may conclusively rely, as to the truth of the statements expressed in, and shall be fully protected and shall incur no liability for, or in respect of, any action taken, omitted to be taken, or suffered to be taken by it, in reliance upon, any written order, instruction, notice, request, direction, statement, certificate, consent, report, affidavit or other instrument, paper, document or communication, reasonably believed by it in good faith to be genuine, from the Company and conforming to the requirements of this Agreement. Any written order, instruction, notice, request, direction, statement, certificate, consent, report, affidavit or other instrument, paper, document or communication from the Company or given by it and sent, delivered or directed to the Reference Agent under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such written order, instruction, notice, request, direction, statement, certificate, consent, report, affidavit or other instrument, paper, document or communication is in writing and signed by any officer of the Company. The Reference Agent may consult with counsel satisfactory to it and the advice (to be confirmed in writing) or opinion of such counsel shall constitute full and complete authorization and protection of the Reference Agent with respect to any action taken, omitted to be taken, or suffered to be taken by it hereunder in good faith and in accordance with and in reliance upon the advice to be confirmed in writing or opinion of such counsel. The Reference Agent shall not be liable for any error resulting from use of or reliance on a source or publication required to be used under Section 6 to the extent such use of or reliance on such source or publication is contemplated by
Section 6.

      SECTION 6. DUTIES OF REFERENCE AGENT. (a) The duties and obligations of the Reference Agent shall be determined solely by the express provisions of this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Reference Agent. Subject to their duty to act without negligence, neither the Reference Agent nor its directors, officers, employees and agents guarantee the correctness or completeness of any data or other information furnished hereunder.


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      (b) For the purpose of calculating the rate of interest payable on the
Series G-1 Equipment Notes and under the Deposit Agreement relating to the Class G-1 Pass Through Trust (the "SERIES G-1 INTEREST RATE") and the rate of interest payable on the Series H Equipment Notes (the "SERIES H INTEREST RATE"), "LIBOR" for each Interest Period that commences after the Issuance Date (it being understood that the Series G-1 Interest Rate and the Series H Interest Rate for the Interest Period commencing on the Issuance Date shall be determined pursuant to the Underwriting Agreement and Certificate Purchase Agreement, respectively) shall mean the rate determined in accordance with the following provisions:

            (i) The Reference Agent will determine LIBOR for each such Interest Period as the rate for deposits in U.S. Dollars for a period of three months which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period.

            (ii) If the rate referred to in Section 6(b)(i) does not appear on the Telerate Page 3750, the Reference Agent will determine LIBOR on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period to prime banks in the London interbank market for a period of three months commencing on the first day of such Interest Period and in a Representative Amount. The Reference Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Reference Agent in good faith and in a commercially reasonable manner, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. Dollars to leading European banks for a period of three months commencing on the first day of such Interest Period and in a Representative Amount, except that, if the banks so selected by the Reference Agent are not quoting as mentioned above, LIBOR shall be the floating rate of interest in effect for the last preceding Interest Period.

      (c) As soon as practicable after 11:00 a.m. (London time) on each Interest Rate Determination Date, the Reference Agent will calculate the Class G-1 Interest Rate for such Interest Period, which shall be applicable to the Series G-1 Equipment Notes, the Deposit Agreement with respect to the Class G-1 Pass Through Trust and, accordingly, the Class G-1 Certificates for such Interest Period, and the Class H Interest Rate for such Interest Period, which shall be applicable to the Series H Equipment Notes, and, accordingly, the Class H Certificates for such Interest Period. The Reference Agent's determination of LIBOR, the Class G-1 Interest Rate and the Class H Interest Rate (in the absence of negligence, wilful default, bad faith or manifest error) shall be conclusive and binding upon all parties.

      (d) As promptly as is practicable after the determination thereof, the Reference Agent shall give notice of the applicable LIBOR, the Class G-1 Interest Rate and the next Payment Date to the Company, the Subordination Agent, the Escrow Agent, the Depositary, each Liquidity Provider, the Pass Through Trustees and the Loan Trustees.

      (e) As promptly as is practicable after the determination thereof, the Reference Agent shall give notice of the applicable LIBOR, the Class H Interest Rate and the next Payment Date to the Company, the Subordination Agent, the Initial Purchaser of the Class H Certificates, the Pass Through Trustees and the Loan Trustees.

      (f) The Reference Agent shall determine Deposit Break Amount if and when required under the Note Purchase Agreement and Break Amount if and when required under any Indenture.

      SECTION 7. AMENDMENT OF THE EQUIPMENT NOTES. The Company shall deliver to the Reference Agent, at least three Business Days prior to the effective date of any amendment of the interest rate terms of the Deposit Agreement with respect to the Class G-1 Pass Through Trust, Series G-1 Equipment Notes, or Series H Equipment Notes, written notice of such amendment describing the terms of such amendment in reasonable detail, and a certification by the Company that such amendment is in compliance with the terms of the Deposit Agreement with respect to the Class G-1 Pass Through Trust or the Indenture (as applicable).

      SECTION 8. OWNERSHIP OF CERTIFICATES. The Reference Agent, its officers, directors, employees and shareholders may become the owners of or acquire any interest in any Certificates, with the same rights that it or they would have if it were not the Reference Agent, and may engage or be interested in any financial or other transaction with the Company as freely as if it were not the Reference Agent.

      SECTION 9. TERM; TERMINATION, RESIGNATION OR REMOVAL OF REFERENCE AGENT.
(a) This Agreement shall have a noncancellable term commencing on the date hereof and expiring on payment in full of the Series G-1 and Series H Equipment Notes issued under the Indentures or, if earlier, termination of the Indentures. During such term, this Agreement shall not be terminable by any party hereto except as expressly provided in Section 9(b).

      (b) The Reference Agent may at any time resign by giving written notice to the Company, the Subordination Agent, the Pass Through Trustees and the Loan Trustees and, if prior to the termination of the Deposit Agreement with respect to the Class G-1 Pass Through Trust, the Depositary and the Escrow Agent, specifying therein the date on which its desired resignation shall become effective; PROVIDED that such notice shall be given no less than 30 days prior to said effective date unless the Reference Agent, the Company, the Subordination Agent, the Pass Through Trustees and the Loan Trustees, and, if prior to the termination of the Deposit Agreement with respect to the Class G-1 Pass Through Trust, the Depositary and the Escrow Agent, otherwise agree in writing. The Company may remove the Reference Agent at any time by giving written notice to the Reference Agent and to the holders of the Class G-1 Certificates and Class H Certificates and specifying the effective date of such removal, which shall be at least 30 days after the date of notice; PROVIDED, HOWEVER, that no resignation by or removal of the Reference Agent shall become effective prior to the date of appointment by the Company, as provided in
Section 10, of a successor reference agent and the acceptance of such appointment by such successor reference agent; and PROVIDED, FURTHER, that in the event that an instrument of acceptance by a successor reference agent shall not have been delivered pursuant to Section 10 within 90 days after the giving of such notice of resignation or removal, the Reference Agent may petition any court of competent jurisdiction for the appointment of a successor Reference Agent. The provisions of Sections 5, 11 and 14 hereof shall remain in effect following termination of this Agreement or the earlier resignation or removal of the Reference Agent.

      SECTION 10. APPOINTMENT OF SUCCESSOR REFERENCE AGENT. In the event of the resignation by or removal of the Reference Agent pursuant to Section 9, the Company shall promptly appoint a successor reference agent. Any successor reference agent appointed by the Company following resignation by or removal of the Reference Agent pursuant to the provisions of Section 9 shall execute and deliver to the incumbent Reference Agent, the Company, the Subordination Agent, the Pass Through Trustees, the Loan Trustees and, if prior to the termination of the Deposit Agreement with respect to the Class G-1 Pass Through Trust, the Depositary and the Escrow Agent an instrument accepting such appointment. Thereupon, such successor reference agent shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, immunities, duties and obligations of the Reference Agent and with like effect as if originally named as Reference Agent hereunder, and the incumbent Reference Agent shall thereupon be obligated to transfer and deliver such relevant records or copies thereof maintained by the Reference Agent in connection with the performance of its obligations hereunder. The Company shall notify the Rating Agencies of any resignation by or removal of the Reference Agent under Section 9 and of the appointment of and acceptance by any successor Reference Agent pursuant to this Section 10.

      SECTION 11. INDEMNIFICATION. The Company shall indemnify and hold harmless the Reference Agent, its directors, officers, employees and agents from and against any and all actions, claims, damages, liabilities, judgments, losses, costs, charges and expenses (including reasonable legal fees and expenses) relating to or arising out of actions or omissions from actions in any capacity hereunder, except actions, claims, damages, liabilities, judgments, losses, costs, charges and expenses caused by the negligence or wilful misconduct of the Reference Agent, its directors, officers, employees or agents. The Reference Agent shall be indemnified and held harmless by the Company for any error resulting from use of or reliance on a source or publication required to be used under Section 6. The Reference Agent shall be indemnified and held harmless by the Company for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Reference Agent in reliance upon (a) advice to be confirmed in writing or opinion of counsel or (b) a written instruction from the Company.

      SECTION 12. MERGER, CONSOLIDATION OR SALE OF BUSINESS BY REFERENCE AGENT. Any corporation into which the Reference Agent may be merged or consolidated or any corporation resulting from any merger or consolidation to which the Reference Agent may be a party, or any corporation to which the Reference Agent may sell or otherwise transfer all or substantially all of its assets and corporation trust business, shall, to the extent permitted by applicable law, become the Reference Agent under this Agreement without the execution or filing of any paper or any further act by the parties hereto. The Reference Agent shall give notice in writing to the Company, the Subordination Agent, the Pass Through Trustees, the Loan Trustees and, if prior to the termination of the Deposit Agreement with respect to the Class G-1 Pass Through Trust, the Depositary and the Escrow Agent of any such merger, consolidation or sale.

      SECTION 13. MISCELLANEOUS. (a) If there should develop any conflict between the Reference Agent and any other Person relating to the rights or obligations of the Reference Agent in connection with calculation of the Class

G-1 Interest Rate or the Class H Interest Rate, the terms of this Agreement shall govern such rights and obligations.

      (b) The Reference Agent agrees to cooperate with the Company and its agents, employees, directors and officers, including by providing such information as may reasonably be requested to permit the Company or such agents, employees, directors and officers to monitor the Reference Agent's compliance with its obligations under this Agreement.

      (c) The Reference Agent shall not assign or delegate or otherwise subcontract this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of the Company.

      (d) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

      (e) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

      IN WITNESS WHEREOF, this Agreement has been entered into as of the date first set forth above.



                                               CONTINENTAL AIRLINES, INC.


                                               By
                                                 -------------------------------
                                               Name:
                                               Title:



                                               WILMINGTON TRUST COMPANY, as
                                               Reference Agent


                                               By
                                                 -------------------------------
                                               Name:
                                               Title:



                                               WILMINGTON TRUST COMPANY, as
                                               Subordination Agent


                                               By
                                                 -------------------------------
                                               Name:
                                               Title:



                                               WELLS FARGO BANK NORTHWEST,
                                               NATIONAL ASSOCIATION, as
                                               Escrow Agent


                                               By
                                                 -------------------------------
                                               Name:
                                               Title:

                                               WILMINGTON TRUST COMPANY, as
                                               Loan Trustee


                                               By
                                                 -------------------------------
                                               Name:
                                               Title: